UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”) elected David M. Khani, the Company’s then Vice-President Finance, to serve as the Company’s Chief Financial Officer, effective upon the retirement of William J. Lyons on March 1, 2013 (as reported on a Form 8-K filed with the U.S. Securities and Exchange Commission on December 18, 2012).

On March 1, 2013, Mr. Khani became the Company’s Chief Financial Officer. As Chief Financial Officer, Mr. Khani will receive an annual base salary of $480,000, an annual incentive compensation opportunity to earn up to 70% of his annual base salary (or $336,000) and long-term incentive awards with a $500,000 aggregate grant date value.

On March 1, 2013, Lorraine Ritter was appointed as the principal accounting officer, effective immediately.

Ms. Ritter, age 47, has served as the Company’s Vice President and Controller since May 2, 2005 and has served as the Controller of the Company since June 1, 2002. Ms. Ritter is a certified public accountant who joined the Company in 1989 as an accountant. Since joining the Company in 1989, Ms. Ritter has held numerous positions of increasing responsibility within the Company’s accounting department.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: March 7, 2013